Exhibit 10.1
STOCK PURCHASE AGREEMENT

This Agreement (“Agreement”) made as of this 29th day of October, 2008, by and between Pablo Torres majority shareholder of Phillips Real Estate Services, Inc. (“Seller”) and Montgomery Real Estate Service, Inc. (“Buyer”) as to the facts set forth below:

WITNESSETH:

WHEREAS, the Seller desires to sell 20,000,000 shares of Philips Real Estate Services, Inc. (“Philips”) common stock in exchange for 250,000 shares of Buyer’s common stock (“Subject Stock”) and $5,000; and
WHEREAS, the Buyer desires to buy 20,000,000 shares of Philips commons stock in exchange for 250,000 shares of Buyer’s common stock and $5,000; and
WHEREAS, the Buyer and Seller agree and desire Philips to become a wholly owned subsidiary of the Buyer; and
WHEREAS, the Buyer and Seller agree that the mortgage for 68-70 Cochran Street located in Chicopee Massachusetts (“Property”) will continue to be the personal responsibility of the Seller until paid in full by the Seller; and
WHEREAS, the Buyer and Seller agree that 100,000 shares of the Subject Stock shall be sold at a mutually acceptable price and the proceeds shall be used exclusively to pay principal and interest owed on the mortgage for the Property.
WHEREAS, The Buyer and Seller agree that all rental proceeds shall be collected by and controlled by the Seller until the Property is resold, and any negative cash flows for repairs or expenses whatsoever shall be the sole responsibility of the Seller and in the event cash flow after all expenses exceeds 20%, the Buyer and the Seller will equally share the proceeds, and upon liquidation of this Property after expenses, the Seller will receive 25% of the capital gains profit and the Buyer will receive 75% of the capital gains profit.
WHEREAS, The Buyer and Seller agree that in the event the Seller is incapable of managing the Property, then the Buyer will hire a professional property management company to manage the day to day operations, at the Seller’s expense.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the adequacy and receipt of which is hereby acknowledged,

IT IS AGREED, as follows:

1.           Seller agrees to sell, and Buyer agrees to purchase from Seller, 20,000,000 shares Philips common stock in exchange for the Subject Stock and $5,000 so that Philips becomes a wholly owned subsidiary of the Buyer.

The funds are due within two business days of signing this Agreement. All shares are to be delivered to the Buyer and Seller via FedEx immediately upon receiving cleared funds from the Buyer.

2.           The Closing contemplated hereby will occur on or before the 15th day of November 2008.  In the event that Closing does not occur, this Agreement will expire. This Agreement may be extended for an additional seven days by written agreement from both the Buyer and the Seller.

3.  The Buyer and Seller agree that the mortgage for the Property will continue to be the personal responsibility of the Seller until paid in full by the Seller.  Of the 250,000 shares of Subject Stock 100,000 shares shall be sold at a mutually acceptable price and the proceeds shall be used exclusively to pay principal and interest owed on the mortgage for the Property.  Within 3 business days of receipt of the Subject Shares the Seller shall open an account at a reputable brokerage house in the name of both the Buyer and Seller and deposit the Subject Shares for sale.

4.  Property Management

a.	All rental proceeds from the Property shall be collected by and controlled by the Seller until the Property is resold.
b.	Any negative cash flows for repairs or expenses on the Property whatsoever shall be the sole responsibility of the Seller.
c.	In the event cash flow from the Property after all expenses exceeds 20%, the Buyer and the Seller will equally share the proceeds.
d.	Upon liquidation of the Property, after expenses, the Seller will receive 25% of the capital gains profit and the Buyer will receive 75% of the capital gains profit from the sale.
e.
If in the sole opinion of the Buyer, the Seller is deemed incapable of managing the Property, then the Buyer will hire a professional property management company to manage the day to day operations, at the Seller’s expense.

5.           REPRESENTATIONS AND WARRANTIES:   The undersigned Buyer hereby represents and warrants to Seller:

a.
The undersigned Buyer is acquiring the stock solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;

b.
The undersigned Buyer understands the speculative nature and risks of investments associated with the stock, and confirms that the stock would be suitable and consistent with his or her investment program; that his or her financial position enables him or her to bear the risks of this investment; and, that there is no public market for the stock subscribed for herein;

c.
The stock purchased herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts.  Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not;

d.	To the extent that any federal, and/or state securities laws shall require, the Buyer hereby agrees that the stock acquired pursuant to this Agreement shall be without preference as to assets;
e.
The Buyer is aware that Philips is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for the stock of Philips or to cause or permit such stock to be transferred in the absence of any such registration or exemption;

f.
The Buyer has adequate means of providing for his current needs and personal contingencies and has no need to sell the shares in the foreseeable future (that is at the time of the investment, Buyer can afford to hold the investment for an indefinite period of time);

g.
The Buyer has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Buyer is capable of reading and interpreting financial statements; and

h.	The Buyer is not a member of, or an associate or affiliate of a member of the National Association of Securities Dealers.
i.
Buyer, and his agents, attorneys and advisors, have conducted their own due diligence on Philips, its past history, and its current state.  They have inspected SEC filings, the corporate minutes, and the charter documents.  Buyer is buying the shares “as is”, with no representations made by the Seller as to the affairs or viability of the company, or as to assets, liabilities, or outstanding securities of Philips, and Buyer, on behalf of him selves and his successors in interest, (if any), hereby acknowledges and agrees by his execution of this Agreement that Seller is making no representations in this regard.

6.           This Agreement represents the entire understanding between the Buyer and Seller and supersedes all prior written or oral agreements, if any.

6.           This Agreement may not be modified or changed unless in writing signed by the Buyer and Seller.

7.           The headings in this Agreement are for convenience and shall not be used to interpret any of the provisions of this Agreement.

8.           No waiver of any provision of this Agreement shall be effective and binding unless signed in writing by the Buyer and/or Seller charged with such waiver.

9.           This Agreement shall be construed and enforced under and pursuant to the laws of the State of Nevada.

10.           This Agreement shall be binding upon Buyer and Seller and their successors.

IN WITNESS WHEREOF, the Buyer and Seller have executed this Agreement as of the date first above written.

SELLER:                                                                           BUYER:

PABLO TORRES	MONTGOMERY REAL ESTATE SERVICE, INC.

Signed: /s/ Pablo Torres                                                                           By: /s/ Duane Bennett
Pablo Torres, Individual                                                                           Duane Bennett, President